UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 22, 2021 (January 20, 2021)

TERMINIX GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	TMX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, Terminix Global Holdings, Inc. (“Terminix” or the “Company”) announced that Kim Scott has been promoted to Chief Operating Officer (“COO”), and in her expanded role will have operational responsibility for both the Terminix Residential and Terminix Commercial business lines. Alignment behind a single operational leader will help drive improved standards and consistency across all branches and technicians as Terminix evolves as a pure play pest control company. As a result of this simplified organizational alignment, CEO Brett T. Ponton will have greater access to and visibility of the overall Terminix performance, helping drive revenue and Adjusted EBITDA growth.

In conjunction with Ms. Scott’s promotion, the Company also announced that Gregory L. Rutherford, President, Terminix Commercial, will be leaving Terminix. The Company will also be parting ways with Michael C. Bisignano, Senior Vice President, General Counsel and Secretary. Dion Persson, Senior Vice President, Business Development, has been appointed as Interim General Counsel and Secretary while a search for a replacement is conducted. Mr. Persson previously held that same role prior to Mr. Bisignano joining the Company in 2018. Effective January 20, 2021, each of Messrs. Rutherford and Bisignano ceased to serve as officers of the Company, but they will continue in the employ of the Company in order to provide certain transition services through and until March 15, 2021. In connection with each of Messrs. Rutherford’s and Bisignano’s departure, in consideration for their respective execution of a release of claims in favor of the Company and its affiliates, they will receive the following severance pay, which will be aggregated and paid over a 12-month period: (1) the executive’s annual rate of base salary, in the amount of $460,000 (for Mr. Rutherford) and $454,500 (for Mr. Bisignano); plus (2) the executive’s target annual bonus in the amount of $299,000 (for Mr. Rutherford) and $272,700 (for Mr. Bisignano). Each executive will also receive a lump sum payment of $10,000 in respect of health insurance premium costs for a 12-month period, and up to 12 months of outplacement services. Messrs. Rutherford and Bisignano will be entitled to receive the annual bonus for 2020, which will be paid on or about March 15, 2021, and be eligible for any equity awards that vest through March 15, 2021. On September 15, 2020, Mr. Rutherford received a retention award of 24,589 restricted stock units; pursuant to the terms of that award, on March 15, 2021, a pro-rated number of those units will vest, entitling him to 12,194 shares of Terminix common stock.

In connection with Ms. Scott’s promotion, her base salary will be increased by 10% to $575,000 per year, her target annual bonus will increase from 65% to 75% of her base salary and her target grant of annual equity awards will be increased in value from 150% to 160% of her base salary. Ms. Scott, 48, had been serving as President, Terminix Residential since December 2019. From 2018 until 2019 she served as president of Rubicon Global Holdings LLC, a venture-backed technology company that provides waste, recycling and smart cities solutions to businesses and governments worldwide. Ms. Scott served on the board of directors of Rubicon Global from 2015 until 2018. Prior to Rubicon Global, from 2013 until 2017 she served as president of CHEP North America, a division of Brambles Limited, a supply chain logistics company. During her 11-year career with Brambles Limited, she held several leadership roles including, president CHEP USA; group vice president global acquisition integration; and vice president of operations. Ms. Scott began her career as an environmental engineer for the General Electric Company and U.S. Steel. She served on the board of directors of the U.S. Chamber of Commerce from 2013-2017.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERMINIX GLOBAL HOLDINGS, INC.
(Registrant)

January 22, 2021	By:	/s/ Brett T. Ponton
Brett T. Ponton
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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